UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549

                                 FORM 8-K
                              CURRENT REPORT
                           ____________________

REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT:  AUGUST 14, 1997

                     COMMISSION FILE NUMBER:  1-8782

                           GLEASON CORPORATION
          (Exact name of registrant as specified in its charter)

                 DELAWARE                       16-1224655
     (State or other jurisdiction of        (I.R.S. Employer
     incorporation or organization)         Identification No.)

            1000 University Avenue, Rochester, New York  14692
        (Address of principal executive offices)        (Zip Code)

   Registrant's telephone number, including area code:  (716) 473-1000

                           ____________________

Item 2.  Acquisition of Assets

     On July 31, 1997 the Company purchased all of the general and limited partnership interests of Hermann Pfauter GmbH & Co.
("Pfauter") from its 21 limited partners (its general partner was owned by the limited partnership) pursuant to an agreement between the Sellers and Purchasers dated July 23, 1997.

     Pfauter, headquartered in Ludwigsburg, Germany, is a leading designer and manufacturer of machinery for the manufacture of cylindrical gears, with subsidiary companies for the assembly of such machines in the U.S. and Italy. Tooling used in the production of cylindrical gears is produced by Pfauter-Maag Cutting Tools Limited Partnership ("PMCT"), located in Loves Park, Illinois, 76.12% of which (including 100% of its managing general partner) was owned by Pfauter, and was acquired in the purchase of Pfauter.

     The remaining 23.88% of partnership interests of PMCT was also purchased on July 31, 1997, simultaneously with the purchase of Pfauter, by a wholly owned subsidiary of the Company from PMCT management personnel, who held limited partnership interests, and a limited liability company owned by such personnel, which held the other general partnership interest.

     The purchase price pursuant to both agreements was paid in cash, with $25,074,575 being paid pursuant to the Pfauter agreement, and $9,700,000 being paid pursuant to the PMCT agreement.

     As a result of the purchases, the Company acquired all of the assets and liabilities of Pfauter, its machinery assembly subsidiary companies, and PMCT, including the assumption of approximately $56 million of bank debt.

     The purchases were financed through a new multi-currency credit agreement dated as of July 31, 1997 between the Company and its significant subsidiaries, including Pfauter, its machinery assembly subsidiary companies, and PMCT, and The Chase Manhattan
Bank and nine other banks, providing for term loans, revolving credit and standby letters of credit totaling up to $170 million.

     The Company intends to use the assets acquired in the purchases in the production of machinery and tooling of the type produced by Pfauter, its machinery assembly subsidiary companies and PMCT.

     The Company will account for the acquisition under the purchase accounting method.

Item 7.  Financial Statements and Exhibits

     (a)       Financial Statements of Business Acquired

               The financial statements required by this item will be filed by amendment as soon as practicable within 60 days after the date by which this Current Report on Form 8-K is required to be filed.

     (b)       Pro forma Financial Information

               The pro forma financial information required by this item will be filed by amendment as soon as practicable within 60 days after the date by which this Current Report on Form 8-K is required to be filed.

     (c)       Exhibits

          (2)  Plan of Acquisition

               (a) Share Purchase Agreement between the limited partners of Hermann Pfauter GmbH & Co., as Sellers, and GW
Acquisition Corp., Gleason Maschinenfabrik GmbH and Gleason-Hurth
Maschinen und Werkzeuge GmbH, as Purchasers, dated July 23, 1997.

               (b) Agreement dated as of June 30, 1997 between GW Acquisition Corp., as Purchaser, and the limited and general partners of Pfauter-Maag Cutting Tools Limited Partnership other than Hermann Pfauter GmbH & Co. and Pfauter Cutting Tools Inc.

          (10) Material Contracts

               (10) Credit Agreement dated as of July 31, 1997 among Gleason Corporation, and its affiliates named therein, as Borrowers, The Chase Manhattan Bank as Administrative Agent, and The Chase Manhattan Bank, Corestates Bank, N.A., The Bank of Nova Scotia, First Union National Bank, Marine Midland Bank, Manufacturers and Traders Trust Company, PNC Bank, N.A., Sudwestdeutsche Landesbank, Mellon Bank and Banca Monte Dei Paschi di Siena, SPA, as Lenders.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        GLEASON CORPORATION
                                        Registrant


DATE:  August 14, 1997
                                        John J. Perrotti
                                        John J. Perrotti
                                      Vice President-Finance
                                     (Chief Financial Officer)

                         Index To Exhibits


        Exhibits


(2)(a)  Share Purchase Agreement between
        the limited partners of Hermann Pfauter
        GmbH & Co.,as Sellers, and GW Acquisition
        Corp., Gleason Maschinenfabrik GmbH and
        Gleason-Hurth Maschinen und Werkzeuge
        GmbH, as Purchasers, dated July 23, 1997.

(2)(b)  Agreement dated as of June 30, 1997 between
        GW Acquisition Corp., as Purchaser, and the limited and general partners of Pfauter-Maag
        Cutting Tools Limited Partnership other than
        Hermann Pfauter GmbH and Co. and Pfauter
        Cutting Tools Inc.

(10) Credit Agreement dated as of July 31, 1997 among Gleason Corporation, and its affiliates named therein, as Borrowers, The Chase
        Manhattan Bank as Administrative Agent,
        and The Chase Manhattan Bank, Corestates
        Bank, N.A., The Bank of Nova Scotia, First
        Union National Bank, Marine Midland Bank,
        Manufacturers and Traders Trust Company,
        PNC Bank, N.A., Sudwestdeutsche Landesbank,
        Mellon Bank and Banca Monte Dei Paschi di
        Siena, SPA, as Lenders.